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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the incorporation by reference in the Registration Statements on
Form S-8 (File Nos. 33-37935, 33-37934,333-09181, 33-87652, 33-80029, 33-31050,
333-13057, 333-13045, 333-13055) and Form S-3 (File No. 33-80013), appearing in this Annual Report on Form 10-K of ValliCorp Holdings, Inc. for the year ended December 31, 1996, of our report dated January 19, 1996 with respect to the consolidated financial statements of El Capitan National Bancshares, Inc. and Subsidiary for the years ended December 31, 1995 and 1994.


GRANT THORNTON LLP

Stockton, California
March 25, 1997

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